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Exhibit 10.1

Summary of the Company's Bonus Plans under which some of the executive officers of the Company and certain other personnel of the subsidiaries are eligible to receive a bonus each year.
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1996 BRENTON BANKS, INC.  BONUS PLANS

For 1996, the Company (Brenton Banks, Inc. and Subsidiaries) has bonus plans that cover executive officers, line of business managers, subsidiary presidents, senior managers, market managers, and other key personnel. The following chart summarizes the main features of these bonus plans:

Bonus potential (as percent of base pay):
Executive officers                30.00%
Line of business managers and
  subsidiary presidents           30.00%
Market managers                   30.00%
Senior manager and other key
  personnel                       15.00% to 30.00%

Bonus thresholds:
Bonus achievement is tied to a consolidated earnings threshold of $14,000,000 whereby no bonus will be paid if this earnings threshold is not achieved.

Bonus criteria:
Once the bonus threshold is achieved, bonus amounts are paid for achievement of certain pre-established financial and personal goals, the most significant of which are as follows:
   Consolidated net income
   Subsidiary or line of business net income
   Sales goals
   Growth in loans
   Growth in core deposits
   Fee income generation
   Non-interest income
   Non-interest expense
   Key personal objectives

Bonus achievements:
Bonus amounts are earned ratably based on actual results compared to a bonus achievement matrix.
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